SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                FORM 8-K

                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

    Date of report (Date of earliest event reported): November 29, 2005

                            TECHNE CORPORATION
             (Exact Name of Registrant as Specified in Charter)


       Minnesota                     0-17272             41-1427402
(State or Other Jurisdiction       (Commission         I.R.S. Employer
of Incorporation)                  File Number)      Identification No.)

                614 Mckinley Place NE
                   Minneapolis, MN                       55413
       (Address of Principal Executive Offices)       (Zip Code)

     Registrant's telephone number, including area code:  (612) 379-8854

                              Not Applicable
      (Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act 17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))














Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective November 29, 2005, Dr. Charles A. Dinarello was elected to the Board of Directors of Techne Corporation (the "Company") and to the Nominations and Governance Committee of the Board. In connection with his service on the Company's Board and the Nominations and Governance Committee, Dr. Dinarello will receive annual cash compensation and stock options pursuant to the Company's director compensation policy.

Dr. Dinarello was not named as director pursuant to any arrangement or understanding with any third person. There is not currently, nor has there been in the past, any transaction with the Company or any of its subsidiaries or affiliates in which Dr. Dinarello has or had a direct or an indirect material interest.

On November 29, 2005, the Company issued a press release announcing the election of Dr. Dinarello to the Company's Board of Directors. The press release is attached as Exhibit 99.1 and is incorporated by reference herein.


Item 9.01 Financial Statements and Exhibits

     (d) Exhibits

        99.1   Press Release dated November 29, 2005.







                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: November 30, 2005               TECHNE CORPORATION
                                      By: /s/ Thomas E. Oland
                                      ---------------------------
                                      Name: Thomas E. Oland
                                      Title: President and Chief
                                        Executive Officer



                          EXHIBIT INDEX

    Exhibit No. Description
    ----------- -----------
       99.1     Press release of Techne Corporation dated November 29, 2005.